                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement          [X]  Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[_]  Definitive additional materials
[_]  Soliciting material pursuant to Rule 14a-12


                           BIOLASE TECHNOLOGY, INC.
                           ------------------------
               (Name of Registrant as Specified In Its Charter)


   -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                           BIOLASE TECHNOLOGY, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on May 23, 2000
                                 _____________


To The Stockholders:

     The Annual Meeting of Stockholders of BioLase Technology, Inc. (the "Company") will be held at the Company's offices, 981 Calle Amanecer, San Clemente, California, on May 23, 2000, at 2:00 p.m. for the following purposes:

     1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 2000; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business, March 31, 2000, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the meeting in person. However, whether or not you plan to attend, we urge you to complete, date, sign and return the enclosed proxy card without delay in the accompanying envelope (to which no postage need be affixed if mailed in the United States) so that your shares may be represented at the Annual Meeting.


                                                  FEDERICO PIGNATELLI
                                                       Chairman

April 18, 2000

                           BIOLASE TECHNOLOGY, INC.
                              981 Calle Amanecer
                        San Clemente, California 92673
                                  __________

                                PROXY STATEMENT
                                  __________


                              GENERAL INFORMATION


Solicitation, Revocation and Voting of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioLase Technology, Inc. (the "Company"), in connection with the Annual Meeting of Stockholders to be held at 2:00 p.m. on May 23, 2000, at the Company's offices, 981 Calle Amanecer, San Clemente, California, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders on or about April 21, 2000.

     The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder or, if no vote is indicated, the proxy will be voted FOR all proposals. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Annual Meeting or by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking the proxy.

     The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record Date and Voting Rights

     Only stockholders of record of the Company's Common Stock as of the close of business on March 31, 2000 will be entitled to vote at the Annual Meeting. On that date, there were outstanding 19,524,852 shares of Common Stock, which constituted all of the outstanding voting securities of the Company, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 31, 2000, relating to the beneficial ownership of the Company's Common Stock by (1) all persons known by the Company to beneficially own more than 5% of the outstanding shares, (2) each director and Named Officer of the Company, and (3) all executive officers and directors of the Company as a group.

                                           Number of Shares           Percent
     Name                                Beneficially Owned (1)       of Class
     ----                                ---------------------        --------
     Federico Pignatelli                         541,250              2.73%
     George V. d'Arbeloff                        104,017                 *
     Jeffrey W. Jones                            181,000                 *
     William A. Owens                             45,000                 *
     Keith G. Bateman                             52,000                 *
     All Executive Officers and
      Directors as a Group (7 persons)         1,263,267              6.16%

     Advisor's Capital Investments, Inc.       1,512,894 (2)          7.75%
     17 Tripp Road
     Woodstock, CT 06281

_____________

*    Less than 1%.

(1) Includes shares issuable under options which are exercisable on or within 60 days of March 31, 2000 as follows: Mr. Pignatelli - 273,750 shares; Mr. d'Arbeloff - 85,835 shares; Mr. Jones - 176,000 shares; Mr. Owens - 45,000 shares; Mr. Bateman - 50,000 shares; and a total of 970,585 shares for all executive officers and directors as a group.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999. Advisor's Capital Investments, a registered investment adviser, disclaims beneficial ownership of 1,437,894 shares as to which it does not have the sole or shared power to vote or direct the vote, but does have the shared power to dispose or direct the disposition.

                     PROPOSAL ONE - ELECTION OF DIRECTORS

     The four directors to be elected at the Meeting will hold office until the next Annual Meeting of Stockholders and until the election of their respective successors. The nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors. Broker non-votes and votes withheld have no legal effect. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

     The nominees for director are:

                    Name                   Age           Director Since
                    ----                   ---           --------------
               Federico Pignatelli          47                1991
               George V. d'Arbeloff         55                1996
               Jeffrey W. Jones             43                1998
               William A. Owens             59                1998

     Mr. Pignatelli has served as the Company's Chairman of the Board of Directors since 1994. Since 1995 he has served as Chairman of the Board and Chief Executive Officer of Studio Management, Inc., the general partner of Pier 59 Studio, L.P., a limited partnership that operates in New York City, the world's largest complex of professional photographic and digital studios. Since 1992 Mr. Pignatelli has also been President of EuroCapital Partners, Inc., an investment banking firm. Mr. Pignatelli is a director of Fountain Powerboat Industries, Inc., a high performance sport powerboat and sport fishing boat manufacturer listed on the Nasdaq National Market System. From 1990 to 1992, Mr. Pignatelli was associated with Gruntal & Company, an investment banking firm and brokerage firm, as a Managing Director. Previously, Mr. Pignatelli was associated with Ladenburg, Thalmann & Co., a New York investment banking and brokerage firm, as a Managing Director.

     Mr. d'Arbeloff has served as the Chief Executive Officer of Retail Solutions, Inc., a company involved in the development and marketing of inventory control and scanning-based computer systems for retail stores, since 1996. From 1967 to 1996, he served in various executive capacities with Teradyne, Inc., a manufacturer of testing equipment for the semiconductor and electronics industries, including Vice President of Corporate Relations from 1995 to 1996, Vice President and General Manager of the Semiconductor Test Group from 1992 to 1995 and Vice President and General Manager of the Industrial/Consumer Division of the Semiconductor Test Group from 1982 to 1992.

     Mr. Jones has been President and Chief Executive Officer of the Company since 1998. From 1986 until he joined the Company, Mr. Jones served in various executive capacities, including president and chief executive officer, with HGM Medical Lasers (and certain related entities), a Salt Lake City-based manufacturer of medical lasers utilized in ophthalmologic, dental and anesthetic applications.

     Admiral Owens is Co-Chief Executive Officer (since 1999) and Vice Chairman (since 1998) of Teledesic LLC, a company engaged in developing a satellite communications network. He also serves as Chief Executive Officer of an affiliated company, Teledesic Holdings Ltd. Admiral Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation, a high-technology company, from 1996 until 1998. Admiral Owens retired from the U.S. Navy in 1996 after 34 years of service. During his naval career his positions included Vice Chairman of the Joint Chiefs of Staff, the nation's second-ranking military officer (1993-1996); Deputy Chief of Naval Operations for Resources, Warfare Requirements and Assessments (1991-1993); Commander of the U.S. Sixth Fleet (1990-1991); and senior military assistant to the Office of the Secretary of State (1988-1991). Admiral Owens also serves as a director of British American Tobacco (Holding Ltd.), Viasat Inc. and Microvision, Inc.

Information Concerning Board and Committee Meetings

     The Company's Board of Directors held one meeting during 1999 and also acted by written consent several times. George d'Arbeloff and Federico Pignatelli are the members of the Compensation Committee and the Audit Committee. The Compensation Committee approves the compensation of employees whose annual salary equals or exceeds $60,000 and also administers and generally approves option grants under the Company's stock option plans. During 1999, the Compensation Committee held one meeting. The Audit Committee assists the Board of Directors in selecting independent auditors to audit the Company's financial statements, reviews the audit with the auditors and management, and consults with the auditors and management regarding risk management and the adequacy of the Company's financial and accounting procedures and controls. The Audit Committee met once in 1999. The Company does not have a nominating committee.

Directors' Compensation

     The Company's directors do not receive cash directors' fees, but are reimbursed for business expenses incurred in connection with their duties as directors. Under the Company's 1999 Stock Option Plan, each non-employee director is automatically granted a ten-year option to purchase 30,000 shares of Common Stock on the date he is first elected a director and on the date of each annual meeting of stockholders at which he is reelected, at an exercise price equal to the market price of the Common Stock on that date. The options vest at the rate of 7,500 shares per quarter. Pursuant to this plan, on May 25, 1999 Messrs. d'Arbeloff, Pignatelli and Owens were each granted options to purchase 30,000 shares at an exercise price of $2.03125 per share.

                 PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Board of Directors has appointed PricewaterhouseCoopers LLP to act as the Company's independent public accountants for the fiscal year ending December 31, 2000 subject to ratification by the stockholders. PricewaterhouseCoopers LLP has served as the Company's independent public accountants since 1995. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" ratification of this appointment. Stockholder ratification of the appointment of auditors is not required under the laws of the State of Delaware, under which the Company is incorporated, but the Board has determined to ascertain the position of the stockholders on the appointment. The Board of Directors will reconsider the appointment of it is not ratified by the stockholders.


                              EXECUTIVE OFFICERS

     The executive officers of the Company (other than Jeffrey W. Jones, Chief Executive Officer, whose business background is described under "Election of Directors") are as follows:

     Keith G. Bateman, 47, joined the Company in 1999 as Vice President of Global Sales. Mr. Bateman held key executive positions with the international and domestic divisions of HGM Medical Lasers, a Salt Lake City-based manufacturer of medical lasers utilized in ophthalmologic, dental and anesthetic applications, from 1994 through 1998. He previously spent several years in sales, marketing and management in the computer industry.

     Ioana Rizoiu, 36, has served as Vice President of Research and Development since 1997. Ms. Rizoiu, who joined the Company in 1992 as a physicist, played a significant role in the development of the Company's prior laser-based products and its present HydroKinetic(TM) technology. In 1995, she was promoted to Director of Research and Development, where her responsibilities included the design and development of the delivery system utilized to transport the HydroKinetic(TM) technology to the target tissue. She has also served as project manager for the LaserBrush(TM) toothbrush since 1995.

     Stephen R. Tartamella, 46, has been Vice President of
Finance/Administration and Chief Financial Officer since 1995. Mr. Tartamella served as a financial consultant from 1992 until joining the Company in 1994. From 1990 to 1992, Mr. Tartamella served as Vice President of
Finance/Administration and Chief Financial Officer of Taylor Dunn Manufacturing, a manufacturer of electric and gas powered utility carts.

     Officers of the Company serve at the discretion of the Board of Directors, subject to the terms of any employment agreement with the Company.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides compensation information with respect to the Chief Executive Officer and the only other executive officer of the Company whose salary exceeded $100,000 in 1999 (the "Named Officers") for the periods indicated.

                                                                                          Long-term
                                                                                         ----------
                                                       Annual Compensation              Compensation
                                                       --------------------            --------------
     Name and                          Fiscal                    Other Annual       Securities Underlying
     Principal Position                 Year        Salary       Compensation            Options (#)
     ------------------                 ----        ------       ------------      -----------------------
     Jeffrey W. Jones                      1999      $220,000          $40,000            100,000
       Chief Executive                     1998        20,000               --            507,000
       Officer (1)
     Keith G. Bateman                      1999       125,068               --            175,000
      Vice President,
       Global Sales (2)

_____________

(1) Mr. Jones was elected Chief Executive Officer in November 1998. See "Employment and Severance Agreements" below. Other Annual Compensation for Mr. Jones in 1999 represents reimbursement of relocation costs.

(2)  Mr. Bateman joined the Company in January 1999.

Fiscal Year 1999 Option Grants

     Shown below is information regarding stock options granted to the Named Officers during 1999.

                           Number of                                                          Potential Realizable Value
                          Securities      % of Total Options                                   at Assumed Annual Rates
                          Underlying          Granted to        Exercise                            of Stock Price
                            Options          Employees in       Price Per     Expiration           Appreciation for
       Name               Granted (1)         Fiscal Year         Share          Date              Option Term (2)
---------------------  -----------------  -------------------  -----------  -------------    ----------------------------
                                                                                                5%             10%
                                                                                               ----           -----
Jeffrey W. Jones             100,000 (3)             22%          $2.125         12/15/10       $133,875        $337,875
Keith G. Bateman             100,000 (4)             22%           2.15625        1/08/09        135,844         342,844
                              75,000 (5)             16%           2.15625       12/11/10        101,883         257,133

_____________

(1) The exercise price equaled the fair market value on the grant date. The Compensation Committee has the authority to modify the terms of outstanding options, including the exercise price and vesting schedule.

(2) These values were determined in accordance with rules suggested by the SEC and are not intended to forecast the prices at which the Company's Common Stock could trade in the future. The actual realized value will depend on the amount by which the sales price of the shares exceeds the exercise price.

(3) These options vest as to 50,000 shares if the Company has fiscal year 2000 revenues of at least $12 million and as to 12,500 shares (up to a total of 50,000 additional shares) for each $1 million of revenues in excess of $12 million in fiscal year 2000. These options were granted to replace 100,000 options granted in 1998 at the same exercise price which were cancelled because performance vesting requirements were not achieved.

(4) 50,000 of these options vest ratably over a six-month period. Vesting of the remaining 50,000 options was dependent on the Company achieving revenues of $12 million in fiscal year 1999. Because the vesting condition was not achieved, the latter 50,000 options were cancelled and replaced by the options described in Note (5) at the same exercise price.

(5) These options vest as to 50,000 shares if the Company has fiscal year 2000 revenues of at least $12 million, and as to 6,250 shares (up to a total of 25,000 additional shares) for each $1 million of revenues in excess of $12 million in fiscal year 2000.

1999 Option Exercises and Fiscal Year-End Option Values

     Shown below is information regarding unexercised stock options held by the Named Officers at December 31, 1999. No stock options were exercised by the Named Officers during 1999.



                               Number of Securities Underlying
                                    Unexercised Options at                   Value of Unexercised In-the-Money
        Name                           Fiscal Year-End                        Options at Fiscal Year-End (1)
------------------        -------------------------------------------   -------------------------------------------

                               Exercisable          Unexercisable            Exercisable           Unexercisable
                          ---------------------  --------------------   ----------------------  -------------------
Jeffrey W. Jones                  176,000                 331,000                $99,000             $186,188
Keith G. Bateman                   50,000                  75,000                 26,563               39,844

_____________

(1) Represents the difference between the aggregate market value on December 31, 1999 ($2.6875 per share) and the aggregate exercise price of options that had an exercise price less than such market value.

Employment and Severance Agreements

     The Company employs Jeffrey W. Jones as President and Chief Executive Officer pursuant to the terms of an Amended and Restated Employment Agreement dated December 18, 1998. Under the agreement, Mr. Jones is entitled to (a) a base annual salary of $220,000, (b) a bonus for the period ended December 31, 1999 equal to 10% of his base salary paid through such period if the Company's consolidated revenues for the year ended December 31, 1999 are at least $12,000,000, and (c) incentive compensation for each subsequent year equal to 4% of pre-tax net income up to $1,000,000 and 2% of pre-tax net income in excess of $1,000,000, with pre-tax net income computed before provision for such incentive compensation. Mr. Jones was also granted ten-year options to purchase 507,000 shares of the Company's Common Stock at an exercise price of $2.125 per share (fair market value on the grant date), of which 407,000 shares vest at the rate of 11,000 shares per month. An additional 50,000 shares were to vest if the Company achieved fiscal year 1999 revenues of at least $12,000,000 and an additional 50,000 shares were to vest on any date through May 31, 2000 that the closing price of the Company's Common Stock equaled or exceeded $8.00 per share for 20 consecutive trading days. In December 1999, the Company cancelled the two 50,000 share increments of this option and issued a new option to Mr. Jones at the same exercise price (which was at least the fair market value on the grant date) on the terms described in Note (3) under "Fiscal Year 1999 Option Grants" above. If Mr. Jones' employment is terminated by the Company other than for cause, the 407,000 options will continue to vest for the longer of the balance of the calendar year in which the termination occurs or six months following termination. The Company agreed to reimburse Mr. Jones his reasonable relocation costs up to $40,000.

     The initial term of Mr. Jones' agreement ends on December 31, 2001, but his employment will continue on the terms existing at that time until terminated on at least 90 days prior notice by either party. The Company may immediately terminate the agreement at any time for cause, which generally includes conviction for a crime involving moral turpitude or a felony, repeated failure to perform in accordance with the Board of Directors' instructions, willful and material breach of the agreement which is not cured within 15 business days of notice thereof, or the commission of an act of fraud or dishonesty in connection with his employment. If the Company terminates Mr. Jones' employment prior to December 31, 2001 other than for cause, Mr. Jones will be entitled to severance pay in lieu of other salary and bonus payments in an amount equal to up to 12 times his base monthly salary, depending on the term remaining under the agreement. The Company has also agreed to indemnify Mr. Jones to the maximum extent permitted by Delaware law.

     In connection with the Company's employment of Keith G. Bateman as Vice President, Global Sales, the Company agreed that if the Company is acquired or merged, Mr. Bateman will be entitled to severance equal to his previous nine months compensation (including commissions and bonus) unless the successor company offers Mr. Bateman a one-year employment agreement on at least the same compensation as he is then receiving.

                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee sets and administers the policies governing the Company's compensation program, including stock option plans. The Committee discusses and considers executive compensation matters and makes its decisions, subject to review by the Company's Board of Directors.

     The goals of the Company's executive compensation program are to attract and retain executive officers who will strive for excellence and to motivate those individuals to achieve superior performance by providing them with rewards for assisting the Company in meeting targets regarding revenues, profitability and technology development. When establishing overall compensation, the committee takes into consideration the amounts paid to management of companies with similar business structure, size, location and stage of development as the Company. The compensation of the Company's executive officers consists of base salary, discretionary bonus and stock options granted under the Company's stock option plans.

     Jeffrey W. Jones, Chief Executive Officer, is compensated in accordance with the terms of an employment agreement which is summarized under "Executive Compensation - Employment and Severance Agreements." In addition to base salary, Mr. Jones is entitled to a bonus and incentive compensation if the Company achieves certain revenue and net income targets. Mr. Jones was also granted 507,000 options, of which 100,000 options were to vest only if the Company achieved certain revenue and stock price targets. Accordingly, the Committee believes that a significant portion of Mr. Jones' compensation is tied to Company performance and that his stock options align his interests with those of the Company's stockholders. The Committee believes that the compensation package provided to Mr. Jones was necessary to attract Mr. Jones in a competitive environment for executive personnel with experience in the medical/dental laser industry.

     In 1999, Mr. Jones did not earn a bonus and 100,000 of the 507,000 options granted to him in 1998 did not vest because the required performance targets were not achieved. To provide Mr. Jones with incentive for performance in fiscal year 2000, the unvested 100,000 options were canceled and replaced with 100,000 options with the same exercise price but which vest based on the achievement of at least $12,000,000 in revenues in fiscal year 2000.

     Base salaries of executive officers other than the Chief Executive Officer are based upon (1) the officer's position, experience and tenure with the Company; (2) industry and comparable company compensation surveys; (3) an evaluation of the executive officer's performance; and (4) judgments as to the expected future contributions of the executive officer.

     The Compensation Committee may award discretionary bonuses based on the Company's results of operations and financial position and an evaluation of the performance of each executive officer in such officer's areas of responsibility and each executive officer's respective contribution to the Company's operating performance. The Company's annual operating plan is the principal point of reference utilized by the Compensation Committee to determine whether any particular officer's contribution to achieving or exceeding the operating plan merits a bonus award. No bonuses were awarded for 1999.

     During each fiscal year, the Compensation Committee considers the desirability of option grants to the Company's executive officers under the Company's stock option plans. The Compensation Committee believes that stock options encourage the attainment of strategic goals over time and align employee and stockholder interests. In determining the grants of stock options to executive officers in 1999, the Compensation Committee reviewed the recommendations of the Board of Directors and the Chief Executive Officer regarding individual awards for officers other than the Chief Executive Officer, and considered the past and anticipated responsibilities, specific assignments, strategic and operational goals, performance and contributions of each such executive officer, as well as the number of options previously granted to such officer and the number of shares subject to options that had vested and would vest in the future.

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction to $1,000,000 for compensation paid to certain executive officers of publicly-held companies unless the compensation qualifies as "performance-based compensation" under that section. Stock options and stock awards under the Company's option plans do not qualify as performance-based compensation. Accordingly, if in any year the exercise of options causes an executive officer's total compensation to exceed $1,000,000 in that year, the amount of the excess will not be deductible by the Company. The Committee does not have any plans at this time to qualify the Company's compensation plans so that they are exempt from the deductibility limits of Section 162(m).

                          The Compensation Committee
                              Federico Pignatelli
                             George V. d'Arbeloff


                COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and greater than 10% stockholders to file reports of ownership (Form 3) and changes in ownership (Forms 4 and 5) with the SEC and to furnish the Company with copies of all such forms which they file with the SEC.

     The Company believes that during 1999 all required reports were timely filed by its directors, executives officers and greater than 10% stockholders except that Jeffrey W. Jones and Keith G. Bateman each filed a late Form 3. In making the foregoing disclosures, the Company has relied solely on its review of copies of forms filed by such persons with the SEC.

                         Total Return To Shareholder's
                        (Dividends reinvested monthly)

                                                               ANNUAL RETURN PERCENTAGE
                                                                     Years Ending

Company / Index                                  Dec95        Dec96      Dec97      Dec98       Dec99
---------------------------------------------------------------------------------------------------------
BIOLASE TECHNOLOGY INC                              250.00       14.29     -17.20      -35.84       26.49
S&P SMALLCAP 600 INDEX                               29.96       21.32      25.58       -1.31       12.40
NASDAQ MED DEVICES                                   51.76       -6.33      14.56       12.02       21.65


                                                                    INDEXED RETURNS
                                  Base                               Years Ending
                                  Period
Company / Index                   Dec94         Dec95        Dec96       Dec97      Dec98       Dec99
---------------------------------------------------------------------------------------------------------
BIOLASE TECHNOLOGY INC                100           350.00      400.00     331.20      212.50      268.80
S&P SMALLCAP 600 INDEX                100           129.96      157.67     198.01      195.42      219.66
NASDAQ MED DEVICES                    100           151.76      142.16     162.86      182.44      221.94
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

                             STOCKHOLDER PROPOSALS

     Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 2001 Annual Meeting must submit such proposal so that it is received by the Company no later than December 24, 2000, and such proposal must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.

     If a stockholder submits a proposal at the Company's Annual Meeting of Stockholders to be held in 2001 other than in accordance with Rule 14a-8 and that stockholder does not provide notice of his proposal to the Company by March
7, 2001, the holders of any proxy solicited by the Company's Board of Directors for use at that meeting will have discretionary authority to vote on that proposal without a description of that proposal in the Company's proxy statement for that meeting.

                            DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, in the event any additional matters should be presented.

                          ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED
DECEMBER 31, 1999 (WITHOUT EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT.

                                       12
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                                                                         [PROXY]

                            BIOLASE TECHNOLOGY, INC.
                               981 Calle Amanecer
                         San Clemente, California 92673

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Federico Pignatelli and Stephen R.
Tartamella, and each of them, as attorneys and proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of BioLase Technology, Inc. (the "Company") held of record by the undersigned on March 31, 2000, at the Annual Meeting of Stockholders to be held on May 23,
2000, or any adjournments thereof.

  1.Election of Directors

   [_] FOR all          [_] WITHHOLD
   nominees listed      AUTHORITY to vote
   below (except as     for all nominees
   marked to the        listed below
   contrary below)

FEDERICO PIGNATELLI, GEORGE V. D'ARBELOFF, WILLIAM A. OWENS, JEFFREY W. JONES

       (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)

  2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ending December 31, 2000.
   [_] FOR     [_] AGAINST    [_] ABSTAIN

  3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting.


  THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN
 THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF
    NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL
                          PROPOSALS.

                                           Please sign exactly as name appears
                                           below. When shares are held by
                                           joint tenants, both should sign.
                                           When signing as an attorney, as
                                           executor, administrator, trustee or
                                           guardian, please give full title to
                                           such. If a corporation, please sign
                                           in full corporate name, by
                                           President or other authorized
                                           officer. If a partnership, please
                                           sign in partnership name by
                                           authorized person.

                                           Dated:     , 2000
                                           ____________________________________
                                                        Signature
                                           ____________________________________
                                               (Signature if held jointly)